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EXHIBIT 99B.7


INVESTING ACTIVITY                         U S WEST MEDIA GROUP


                                     Quarter Ended
                                   June 30,   March 31,     YTD
In millions                          1997       1997       Total
----------------------------     ---------   ---------  ---------
  Cable & telecommunications
    Domestic investments (1)
    <F1>                          $    300    $   261    $   561
    International investments            9         12         21
  Wireless
    Domestic investments               123        141        264
    International investments            -         34         34
  Directory & Other                      6         16         22
  Asset sales (2)<F2>                 (419)      (206)      (625)
                                  ---------   ---------  ---------
      Total                       $     19    $   258    $   277
                                  =========   =========  =========



Valuation of Investments
 Publicly Traded
                                                Price
                                              per share    Total
                                   # of Shs     as of      Value
                                  (thousands)  7/25/97   (millions)
                                  ---------   ---------  ---------
 Telewest (TWSTY)                    37,875    $12.75     $482.9
 Teleport (TCGI)                     11,786     37.81      445.6
 Home Shopping Network (HSNI)           220     36.69        8.1


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<F1>
(1) Excludes $1,150 paid to Continental shareholders in first quarter 1997.
<F2>
(2) Excludes Minnesota cable systems.

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